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Exhibit 5.1

August 7, 2003

DOT HILL SYSTEMS CORP.
6305 El Camino Real
Carlsbad, California 92009

Ladies and Gentlemen:

        You have requested our opinion with respect to certain matters in connection with the filing by DOT HILL SYSTEMS CORP., a Delaware corporation (the "Company"), of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to an aggregate of 10,350,000 shares of the Company's common stock, $0.001 par value (the "Common Stock"), including 8,802,000 shares of Common Stock offered by the Company (including 1,097,000 shares of Common Stock reserved for issuance by the Company upon the exercise of the underwriters' over-allotment option) (the "Company Shares"), and 1,548,000 shares of Common Stock offered by certain stockholders of the Company (including 253,000 shares of Common Stock to be offered by certain stockholders of the Company upon the exercise of the underwriters' over-allotment option) (the "Selling Stockholder Shares").

        In connection with this opinion, we have examined and relied upon the Registration Statement and the related prospectus (the "Prospectus"), the Company's Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

        On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

  1.
  the Selling Stockholder Shares are validly issued, fully paid and nonassessble; and

  2.
  the Company Shares, when sold in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

        We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,
COOLEY GODWARD LLP
By:	/s/ THOMAS A. COLL Thomas A. Coll, Esq.

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  Exhibit 5.1